Exhibit 21.1

SUBSIDIARIES OF BUNGE LIMITED(1)

U.S.A

AGRI-Bunge, LLC

Bunge North America (East), L.L.C.

Bunge North America Foundation

Sabina Bunge, LLC

Bunge North America, Inc.

Bunge Milling, Inc.

The Crete Mills, Inc.

Lauhoff Finance Corporation

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge Mexico Holdings, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

Delphos Terminal Company, Inc.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Universal Financial Services, L.P.

Batavia Leasing Co.

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge Global Markets Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Solae Holdings LLC

Bunge Canada Investments, Inc.

DDO Processing, LLC

CANADA

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments, Inc.

Leblanc & Lafrance Inc.

Neptune Bulk Terminals (Canada) Ltd.

MEXICO

Controladora Bunge, S.A. de C.V.

Agroproductos Bunge, S.A. de C.V.

Harinera La Espiga, S.A. de C.V.

Inmobiliaria A. Gil, S.A.

Inmobiliaria Gilsa, S.A.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Fertimport International, Ltd.

BARBADOS

Bunge Export Sales (Barbados) Corporation

CAYMAN ISLANDS

Bunge Fertilizantes International Ltd.

Santista International Ltd.

Santista Export Limited

Ceval Export Securitization Ltd.

Ceval International Ltd.

Bunge Trade Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Terminal 6 S.A.

Terminal 6 Industrial S.A.

Guide S.A.

Fertimport S.A.

Bunge Inversiones S.A.

BRAZIL

Fosbrasil S.A.

Serrana Logistica Ltda.

Amoniasul Servicos de Refrigeraçao Industrial Ltda.

Bunge Alimentos S.A.

Bunge Fertilizantes S.A.

Fertilizantes Ouro Verde Ltda.

Fertilizantes Fosfatados S.A. –   Fosfertil

Ultrafertil S.A.

Fertifos Administracao e Participacoes S.A.

Macra Administração e Servicos Ltda.

Agrisat Soluçoẽs Integradas Ltda.

IFC Industria de Fertilizantes de Cubatão S.A.

Bunge Armazens Gerais Ltda.

Ceval Centro Oeste S.A.

Terminal de Graneis do Guaruja S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

IFC - Indústria de Fosfatados Catarinense Ltda.

Cereol do Brasil Ltda.

MBB Comercio e Servicos Ltda.

Serra do Lopo Empreendimentos e Participacoes S.A.

Fertimport S.A.

Moinho Jauense Industria e Comercio de Alimentos Ltda.

Eco Invest Carbon PP Ltda.

URUGUAY

Bunge Uruguay S.A.

Dinelsur Corporation S.A.

Agritrade S.A.

PARAGUAY

Bunge Paraguay S.A.

PERU

Bunge Peru S.A.C.

VENEZUELA

Almacen Terminal Santana, C.A.

DOMINICAN REPUBLIC

Bunge Caribe, S.A.

AUSTRALIA

Bunge Global Markets Australia Pty. Ltd.

SOUTHEAST ASIA

Bunge Agribusiness Singapore Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Bunge (Thailand) Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

CHINA

Bunge International Trading (Shanghai) Co., Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

International Produce Ltd.

INDIA

Bunge India Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

SPAIN

Bunge Iberica S.A.

Estacion de Descarga y Carga S.A. (Esdecasa)

Ergransa S.A.

Bunge Iberica Investment S.R.L.

Moyresa Girasol S.L.

Biodiesel Bilbao S.L.

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

Bunge S.A.S.

Novaol France S.A.S.

Saipol S.A.S.

Diester Industries International S.A.S.

HOLLAND

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Europe Finance B.V.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Bunge Alimentos Holding B.V.

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellshaft m.b.H.

ITALY

Bunge Italia S.p.A.

Escercizio Raccordi Ferroviari S.p.A.

TURKEY

Bunge Gida Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

Eastern Agro Investment Limited

Brea Commodities Limited

HUNGARY

Bunge ZRT

Cereol Befektetesi Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

Gardone-Consultoria e Servico, Sociedade Unipessoal Lda.

LUXEMBOURG

Bunge Europe S.A.

AUSTRIA

Bunge Austria G.m.b.H.

LATVIA

Dan Store LSEZ SIA

UKRAINE

Suntrade S.E.

Fisakiyske Khp

DOEP

CJSC Dolynsky Elevator

LLC Oleina Distributors

LLC Lan Elevator

Black Sea Industries Limited

ROMANIA

SC Unirea S.A.

Muntenia S.A.

Interoil S.A.

Bunge Romania Srl

POLAND

Z.T. Kruszwica S.A.

EWICO S.p.z.o.o.

Polska Trade Services S.p.z.o.o.

Z.P.T. W Warszawie S.A.

Olvit Pro S.p.z.o.o.

BELGIUM

Afrique Initiatives

RUSSIA

LLC Bunge CIS

LLC Prichalny Complex

Rostov Grain Terminal LLC

LLC Elevatorniy Complex

LLC Elevator

LLC Grain CO Dara

OJS Kholmsky

BULGARIA

Kaliakra A.D.

(1)                                  The preceding list may omit certain subsidiaries that, as of December 31, 2005, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.